Exhibit 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Matthew D. Thompson, Acting Chief Operating Officer and Chief Financial Officer (Principal Executive Officer) of  American CareSource Holdings, Inc., (the “Company”) and Laura L. Little, Vice President of Finance (Principal Financial Officer and Principal Accounting Officer) of the Company, each certify pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 14, 2013	By: /s/ Matthew D. Thompson
Matthew D. Thompson
Acting Chief Operating Officer and Chief Financial Officer (Principal Executive Officer)

Dated:	August 14, 2013	By: /s/ Laura L. Little
Laura L. Little
Vice President of Finance (Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to American CareSource Holdings, Inc. and will be retained by American CareSource Holdings, Inc. and furnished to the Securities and Exchange Commission upon request.